Exhibit 99.1

Important Notice

On July 14, 2015, Barnes & Noble, Inc. announced the spin-off (the “Spin-off”) of Barnes & Noble Education, Inc. (“BNED”) from Barnes & Noble Inc.  The Spin-off will be accomplished by a pro-rata dividend of the outstanding shares of BNED common stock.  As a holder of the Barnes & Noble Common Stock Fund through the Barnes & Noble 401(k) Plan (the “Plan”), please read this notice carefully to understand how this action will impact you.  Please note that this transaction will be reflected on your account statement as a “Special Dividend.”

What this means for you:

If you have an account balance in the Barnes & Noble Common Fund as of 5:00 p.m. Eastern time on July 27, 2015, the record date for the distribution, you will be impacted by the activities listed below.

●
Barnes & Noble Common Stock Fund holders will receive a dividend of 0.632 share(s) of the BNED common stock for every share of Barnes & Noble common stock held.  These BNED shares will be held in a new Barnes & Noble Education, Inc. Common Stock Fund.  (A description of the BNED Common Stock Fund is included in the “About the BNED Common Stock Fund” section of this notice.)

●	We expect this dividend will be credited to your account during the week of August 3, 2015.

●	No new contributions or exchanges-in will be allowed into the BNED Common Stock Fund; there will be no restrictions on exchanges-out of the fund.

●
To meet asset diversification requirements under ERISA, the 401(k) Plan Investment Committee has decided to close the BNED Common Stock Fund in approximately 9 months.  Any assets remaining in the fund at that time will be liquidated and directed to a Fidelity Freedom K® Fund.  You will be notified in advance of the liquidation.

Blackout Period:

In order to spin-off the BNED Common Stock Fund shares as described above, there will be a short period of time when you will have limitations on certain Plan transactions that involve the Barnes & Noble Common Stock Fund (i.e., requesting an exchange-out, loan or distribution).  This time period during which you will be unable to take certain actions otherwise available under the Plan is called a “blackout period” and is expected to begin on July 31, 2015 at 4:00 p.m. Eastern time and is expected to end during the week of August 3, 2015.  During this time, you can determine whether the blackout period has started or ended by calling the Fidelity Retirement Benefits Line toll free at 1-800-421-3844 or logging on to Fidelity NetBenefits at www.401k.com.  The blackout period is in addition to any other applicable trading restriction, including any insider trading blackout restriction.

You should review and consider the appropriateness of your current investments in light of your inability to direct or diversify the portion of your account invested in the Barnes & Noble Common Stock Fund during the blackout period.  For your long-term retirement security, you should consider the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments.  Once the blackout period has ended, you will be able to access all funds in your account.

Federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date on which you could exercise your affected rights immediately before the commencement of any blackout period lasting more than three business days in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans.  The Barnes & Noble 401(k) Plan Administrator was unable to provide this 30 days advance notice 1) because the blackout period was dependent on a closing date for the Spin-off transaction which was not identified until July 14, 2015 and 2) the operational processes necessary to spin-off the Barnes & Noble Common Stock Fund could not be established until July 14, 2015.

Activity Calendar:
Review the calendar below to understand how your account may be affected.  If you have any questions, please call the Fidelity Retirement Benefits Line at 1-800-421-3844.
Date	Activity	What it means to you
July 27, 2015	Record date of distribution.	Holders of Barnes & Noble Common Stock Fund as of this date will receive shares of BNED Common Stock Fund.
July 31, 2015	Blackout Period begins at 4:00 p.m., Eastern time.	Holdings in the Barnes &Noble Common Stock Fund are not available for:
● Exchanges-out
● Loans or distributions
Week of August 3, 2015	Special Dividend credited.	Once this allocation is complete, the blackout period will end and you will be able to transact.

The effective date of Plan changes and the end of the blackout period depend upon the accurate, timely transfer of data.  To ensure accurate data transfer, the delivery of services and investment options described here could be delayed.

Action to consider:

You must contact Fidelity before July 27, 2015 at 4:00 p.m. Eastern time to make changes to your plan account if you do not want your current holdings in the Barnes & Noble Common Stock Fund to spin-off as described above.  To make changes to your plan account, log on to Fidelity NetBenefits at www.401k.com or call the Fidelity Retirement Benefits Line at 1-800-421-3844.

About the BNED Common Stock Fund:

The BNED Common Stock Fund, like the Barnes & Noble Common Stock Fund, is a unitized stock fund.  This means that the fund primarily invests in Barnes & Noble Education, Inc. common stock but also maintains a small portion in short-term investments to provide liquidity.  Please see the description below for more detailed information.  If you have any questions, please call the Fidelity Retirement Benefits Line at 1-800-421-3844 to speak with a Fidelity representative.

BNED Common Stock Fund

VRS Code:	65822

Objective:	Seeks to increase the value of your investment over the long term by investing in the stock of your employer or its affiliate.

Strategy:
Normally invests primarily in the stock of BNED Stock Fund.  This fund also invests a small portion in short-term investments to provide liquidity.  Your ownership is measured in units of the fund instead of shares of stock.  The fund pools your money with that of other employees to buy shares of stock in your employer or its affiliate and an amount of short-term investments designed to allow you to buy or sell without the usual trade settlement period for individual stock transactions.  The amount of short-term investments is based upon a target established by the plan sponsor, but the actual amount of short-term investments on any given business day will vary with the amount of cash awaiting investment and with participant activity in the fund (redemptions, exchanges, withdrawals, etc.).  The value of your investment will vary depending on the performance of the company, the overall stock market, and the performance and amount of short-term investments held by the fund, less any expenses accrued against the fund.

Risk:
If you invest a significant portion of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it can be an effective strategy to help you manage investment risk.  This is neither a mutual fund nor a diversified or managed investment option.  Investing in a non-diversified single stock fund involves more risk than investing in a diversified fund.  On days of unexpectedly heavy outflows, the fund may not have enough short-term investments for liquidity.  If that happens, requests to sell units received by Fidelity before the market close on a business day may not be processed on that day.  In that case, requested sales of units will be suspended and, as liquidity is restored, suspended transactions will be processed, generally on a first-in-first-out basis, at the closing price for the processing date.  In unusual circumstances, the fund may be closed to purchases or sales.  As with any stock, the value of your investment may go up or down depending on how the company’s stock performs in the market.  Unit price and return will vary.  Additional risk information for this product may be found in the prospectus or other product materials, if available.

Short-term Redemption Fee Note:	None

Who may want to invest:	☐ Someone who wants to own part of the company they may work for and share in the gains or losses of its stock.

☐ Someone whose investment portfolio can withstand the higher risk of investment in a single stock.

Footnotes:	This investment option is a unitized company stock fund. This description is only intended to provide a brief overview of the fund.

To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or other particular security to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it is an effective strategy to help manage your investment risk.

You have the right to direct Fidelity Management Trust Company (“The Trustee”) concerning shareholder rights, such as the right to vote or tender, for all shares of BNED Stock Fund credited to your account.

New contributions and exchanges into this fund are not permitted. This investment option is not a mutual fund.

Before investing in any mutual fund, consider the investment objectives, risks, charges, and expenses.  Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information.  Read it carefully.

Keep in mind that investing involves risk.  The value of your investment will fluctuate over time and you may gain or lose money.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917
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